BUSINESS CONSULTING SERVICES AGREEMENT

      THIS AGREEMENT (the "Agreement") is entered into this 15th day of August, 2005, between Gulf Coast Oil & Gas, Inc. a Nevada corporation (the "Company"), and Bourgeois Energy, Inc., ("Consultant").

                                   WITNESSETH:

      WHEREAS, the Company and consultant desire to enter into this Business Consulting Services Agreement to provide for compensation to be paid and provided by the Company to Consultant in connection therewith, and to set forth the rights and duties of the parties in connection therewith; and

      WHEREAS, Consultant is engaged in the business of, among other things, providing consulting and business advisory services and the Company seeks these services for the Company.

      NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereby agree as follows:

      1. Services. Consultant shall during the term of this Agreement provide the following services to the Company:

            (a) Consultant is hereby engaged by the Company to provide Craig Bourgeois as an oil and gas technical and operational consultant in an advisory capacity for the term of this Agreement. During the term of this Agreement, Consultant may render services of a business, professional or commercial nature to any other person or firm so long as it does not materially interfere with Consultant's services hereunder.

            (b) Consultant is an independent contractor who shall be solely responsible for complying with all applicable state and federal laws and regulations concerning the activities of the Consultant, including the business and operations of the Consultant.

            (c) Consultant shall provide oil and gas technical and operational advisory services hereunder as may be reasonably requested by the Company, from time to time; subject to the mutual understanding and written agreement between the Company and Consultant.

      2. Term

            The term of engagement covered by this Agreement (the "Term") shall begin on the date of this Agreement and shall continue until terminated by either party within ten (10) days advance written notice.

      3. Compensation

            (a)   Stock Compensation


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                  For all services Consultant may render to the Company during the Term, the Company shall issue to Consultant as compensation for its services 300,000 shares of the Company's common stock with legend. On a performance basis, the Company may release stock to Consultant. The Company also agrees to issue further stock to Consultant on future projects referred or operated by Consultant. No schedule for release or issue has been made.

            (b)   Business Expenses

                  Consultant shall be entitled to the following:

                  Upon delivery of proper documentation therefore, Consultant shall be reimbursed for all reasonable and necessary travel, hotel and other business expenses when incurred on Company business, subject to a written estimate or statement which is provided by the Consultant to the Company and approved by the president.

            (c)   Day Rate

                  Day Rate shall be incurred when Consultant has been engaged by the Company to provide consulting services on projects not referred directly by the Consultant. Consultant shall also be entitled to a day rate of 750 USD when actively engaged by the Company's Chief Executive Officer, plus a one percent (1%) O.R.R.I. with regard to any opportunity or project recommended by Consultant, accepted and acquired by the Company. Such ORRI, when earned, shall be properly filed pari-passu with the Company's leases giving rise to the ORRI.

      4. Governing Law.

            This agreement shall be governed by and construed according to the laws of the State of Texas.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first set forth above.

                                    GULF COAST OIL & GAS, INC.
                                            "Company"

                                    By: /s/ Rahim Rayani
                                        -----------------------
                                        Rahim Rayani


                                    BOURGEOIS ENERGY, INC.
                                         "Consultant"

                                    By: /s/ Craig Bourgeois
                                        -----------------------
                                        Craig Bourgeois


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